UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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IDX SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF THE CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY IDX SYSTEMS CORPORATION ON DECEMBER 8, 2005:

On December 8, 2005, IDX Systems Corporation (the “Company”) issued a press release announcing that it had reached an agreement in principle to settle the purported shareholder class actions filed in the Chittenden Superior Court, State of Vermont (Stanley, et al. v. IDX Systems Corporation, et al., Docket No. 1192-05-CnC and Vasser, et al. v. IDX Systems Corporation, et al., Docket No. 1242-05-CnC) brought in connection with the Company’s proposed acquisition by General Electric Company (“GE”) pursuant to a merger agreement entered into by the Company, GE and Igloo Acquisition Corporation, dated as of September 28, 2005.  The settlement is subject to court approval. A copy of this press release is attached hereto as Annex A.

Pursuant to the agreement in principle, the Company agreed to make certain additional disclosures in this Current Report on Form 8-K beyond that information provided in its Proxy Statement, dated November 14, 2005, which was first mailed to shareholders on or about November 16, 2005 (the “Proxy Statement”).

In addition to the information disclosed on pages 16-17 of the Proxy Statement, the Company notes that of the approximately 20 companies that executed confidentiality agreements with the Company, two companies other than GE expressed preliminary interest in a potential transaction with the Company.  One of these two companies submitted a written expression of interest that included a valuation range substantially below the price agreed to between the Company and GE.  This company participated in management presentations with representatives of the Company but did not submit a further proposal.

On page 17 of the Proxy Statement, the Company had previously disclosed that at the meeting of its board held on August 28-29, 2005, a committee of directors, comprised of Stuart H. Altman, William L. Asmundson, Allen Martin and Richard E. Tarrant, IDX’s Chairman and former CEO, was established to assist Mr. Crook and other members of management in considering IDX’s strategic alternatives.  The Company further notes that the goal of the committee was advisory in nature, specifically to provide management with more frequent access to a smaller group of board members to advise management with respect to its negotiations and management of the sale process.  The ultimate determination that the merger agreement and the merger were advisable, fair to, and in the best interests of the Company and its shareholders was made by the full board of directors, a majority of whom are independent directors.

In addition to the information disclosed on page 16-19 of the Proxy Statement with respect to the actions taken by Taylor Companies in connection with the merger, the Company notes that Taylor Companies’ fees in connection with the actions taken by Taylor in connection with the merger are expected to be approximately $16.5 million, payable upon the closing of the merger.

In addition to the information disclosed in the Proxy Statement regarding the adjustment by management of revenue growth and EBIT margin improvement, the Company notes that the revised internal estimates of the Company’s future financial performance that management presented to the Company’s board of directors and to Credit Suisse First Boston were adjusted by management as an additional sensitivity analysis to reflect levels of revenue growth and EBIT margin improvement more consistent with the Company’s historical experience resulting from the board’s continuing assessment of the challenges facing the Company as a stand-alone company.  As a result, the revised internal estimates for calendar years 2007 and 2008 also considered revenue growth scenarios of 10% to 14%, in addition to approximately 15%, and EBIT margin improvement of 125 basis points, in addition to 150 basis points.

In addition to the information disclosed in the Proxy Statement, the Company notes that Credit Suisse First Boston’s customary fees for rendering its opinion in connection with the merger were $1.25 million.  Furthermore, prior to the Company’s engagement of Credit Suisse First Boston on this matter, Credit Suisse First Boston and its affiliates represented the Company in connection with the sale of a subsidiary (in 2001).

FOR IMMEDIATE RELEASE

For more information, contact:

Margo C. Happer

Vice President

Investor Relations and Corporate Communications

802-859-6169

Annex A

IDX Systems Corporation Announces Agreement in Principle Regarding Settlement of Class Action Lawsuits

BURLINGTON, VT – December 8, 2005 – IDX Systems Corporation (NASDAQ: IDXC) today announced that it has reached an agreement in principle to settle the purported shareholder class actions brought in connection with the Company’s proposed acquisition by General Electric Company (“GE”) pursuant to a merger agreement entered into by the Company, GE and Igloo Acquisition Corporation, dated as of September 28, 2005.  Pursuant to the settlement, which is still subject to Court approval, the Company agreed to make certain additional disclosures and today filed a Current Report on Form 8-K providing certain information beyond that provided in its Proxy Statement, dated November 14, 2005, which was first mailed to shareholders on or about November 16, 2005 (the “Proxy Statement”).  Upon receiving final Court approval, the litigation will be dismissed and all claims against all defendants will be resolved.

The special meeting of shareholders of IDX Systems Corporation will be held as scheduled at the Doubletree Hotel Burlington at 1117 Williston Road, South Burlington, Vermont 05403, on Monday, December 19, 2005 beginning at 10:00 a.m. local time.

About IDX Systems Corporation

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX systems are deployed to serve approximately 150,000 physicians and are installed at over 3,400 customer sites, including more than 850 group practices and approximately 370 integrated delivery networks servicing more than 500 hospitals.

IDX also provides its enterprise clinical software as a subcontractor to BT, Local Service Provider for the United Kingdom National Health Service's National Programme for Information Technology, an initiative to establish electronic patient records for 50 million patients.

The IDX web strategy includes browser technology, e-commerce and web-based tools – built using Internet architecture – that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products.  IDX has approximately 2,400 full-time employees.

IDX is a registered trademark of IDX Investment Corporation.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in consummating the proposed merger with General Electric, a failure by the Court to approve the settlement and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.